                                                                    Exhibit 23-h


                           CONSENT OF A PERSON NAMED
                         AS ABOUT TO BECOME A DIRECTOR


                 I hereby consent to my being named in the Registration Statement on Form S-4 of SBC Communications Inc. (the "Company") as a person who will become a director of the Company upon consummation of the transactions described therein.


June 3, 1996                                /s/ PHILIP J. QUIGLEY
                                        -----------------------------------
                                                Philip J. Quigley